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                                                                     EXHIBIT 5.1


                          CALFEE, HALTER & GRISWOLD LLP

                                ATTORNEYS AT LAW
                      ------------------------------------

                         1400 MCDONALD INVESTMENT CENTER

                 800 SUPERIOR AVENUE CLEVELAND, OHIO 44114-2688

                          216/622-8200 FAX 216/241-0816


                               September 15, 1998


NCS HealthCare, Inc.
3201 Enterprise Parkway
Suite 220
Beachwood, Ohio  44122

                  We are acting as counsel for NCS HealthCare, Inc., a Delaware corporation (the "Company"), in connection with the sale of (i) 141,418 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), to be offered and sold by certain selling stockholders (the "Issued Shares") and (ii) up to 2,000,000 shares of Class A Common Stock that may be offered and sold from time to time by holders of Class A Common Stock (the "Unissued Shares") that will be named in amendments to the Registration Statement on Form S-3 (the "Registration Statement") or supplements to the Prospectus comprising a part of the Registration Statement. As counsel for the Company, we have assisted in the preparation of the Registration Statement to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Issued Shares and the Unissued Shares under the Securities Act of 1933, as amended.

                  We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that:

                  1. The Issued Shares are duly authorized, validly issued, fully paid and nonassessable; and

                  2. The Unissued Shares will be duly authorized and, when issued and delivered pursuant to the terms of the applicable agreement entered into by the Company in connection with their sale, will be validly issued, fully paid and nonassessable.

                  This opinion is limited to the General Corporation Law of the State of Delaware, and we express no view as to the effect of any other law on the opinions set forth herein.

                  This opinion is intended solely for your use in connection with the filing of the Registration Statement with respect to the Issued Shares and the Unissued Shares and may not


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be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to us under the caption "Validity of Shares" in the Prospectus comprising a part of the Registration Statement.

                                              Respectfully submitted,

                                              /s/ Calfee, Halter & Griswold LLP

                                              CALFEE, HALTER & GRISWOLD LLP